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                             ENGAGEMENT AGREEMENT

     This Engagement Agreement (this "Agreement") is made and entered into as of the 24th day of March 1995, by and between New Image Industries, Inc., a Delaware corporation (the "Company"), and Colman Furlong & Co.
("Colman-Furlong").

     1. ENGAGEMENT. On the terms set forth below, the Company has engaged Colman-Furlong for the purpose of providing general investment banking advice, management consultation and assistance to the Company with respect to the management of the Company's operations, the selection and retention of senior management and an analysis of its financial and operational affairs. In the context of its general investment banking advice and management consulting assistance, Colman-Furlong will, at mutually agreeable times and consistent with Colman-Furlong's obligations to others, make available Robert
S. Colman as Chairman of the Board of Directors of the Company and as interim Chief Executive Officer. The Company and Colman-Furlong acknowledge and agree that Mr. Colman's services will be provided hereunder on a part-time and not a full-time basis. While serving in such capacities, Mr. Colman shall have the duties and responsibilities customarily vested with a chief executive officer of the Company. Mr. Colman will not be separately compensated by the Company for such services. Colman-Furlong shall devote such amount of time and effort and will make such independent investigations in providing advice and assistance to the Company pursuant to this engagement as Colman-Furlong deems reasonable and appropriate, and Colman-Furlong agrees to apply its professional knowledge and skill to all assignments subject to this letter agreement. Colman-Furlong's engagement hereunder shall not extend to advice and assistance in connection with any financing or merger or acquisition transaction. Any such services in such regard shall be subject to a separate agreement among the parties. In connection with its engagement hereunder, Colman-Furlong shall be authorized to retain legal counsel, accountants, consultants and financial advisors which it determines are reasonably necessary to perform its duties hereunder, and the costs associated therewith shall be reimbursed by the Company under Section 4 below.

     2. TERM OF ENGAGEMENT. Colman-Furlong's engagement pursuant to this Agreement shall commence on the date set forth above and shall be terminable by either Colman-Furlong or the Company at any time.

     3. CASH COMPENSATION. During the term hereof, Colman-Furlong shall be paid a monthly fee of $12,000 per month.

     4. REIMBURSEMENT. Colman-Furlong shall be entitled to reimbursement from the Company for the reasonable costs and expenses incurred in connection with the performance of the duties and obligations provided for in this Agreement. Reimbursement shall be paid upon prompt presentation of expense statements or vouchers and such other supporting information as the Company may from time to time require.


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                                EXHIBIT: 10.15

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     5. WARRANTS. Concurrently with the execution of this Agreement, and as additional consideration for the services to be rendered hereunder, the Company has granted to Colman-Furlong warrants to purchase up to 275,000 shares of the Company's Common Stock at a per share exercise price equal to the closing price of the Company's Common Stock on Wednesday, March 22, 1995 (the date the parties reached an agreement in principal to enter into this engagement). Of the Warrants, warrants to purchase 125,000 shares shall be fully vested and exercisable on the date hereof and warrants to purchase the remaining 150,000 of such shares shall vest and become exercisable in 12 equal monthly installments commencing on the date hereof. The Warrants shall have a term of five years from the date hereof.

     6. SCOPE OF ENGAGEMENT. This letter of agreement does not require Colman-Furlong to render any written opinions or to provide other written analysis as to any matter with respect to which the Company may seek its advice. Colman-Furlong does not assume any responsibility for the accuracy, completeness or fairness of the information and data supplied to it by the Company or its representatives. The Company understands that in order for Colman-Furlong properly to advise the Company, Colman-Furlong must be provided with all material information relating to the Company, its business condition (financial or otherwise) and prospects, and the Company represents, warrants and agrees that all data and other written and oral information supplied to Colman-Furlong by the Company and its representatives will be true, correct and complete in all material respects, and will not contain any untrue statements of material fact or omit to state a material fact necessary to make the information supplied to Colman-Furlong not misleading.

     The Board of Directors and the Company will separately be advised by legal counsel as to all legal matters with respect to the Company and Colman-Furlong will assume no responsibility to render any legal services hereunder. Further, the Company understands and agrees that it is solely responsible for its compliance with its duties and obligations under applicable federal and state securities laws and neither Colman-Furlong nor any of its officers, directors, employees, agents or representatives (including but not limited to Robert Colman) assumes any responsibility in connection with this engagement with respect to such matters.

     7. INDEMNIFICATION. The Company hereby agrees to indemnify Colman-Furlong and Robert S. Colman, and the partners, employees, and agents of Colman Furlong & Co. (collectively and individually referred to as "Colman-Furlong") and to hold Colman-Furlong harmless against and from any and all losses, claims, damages, or liabilities, joint or several, to which Colman-Furlong may become subject in connection with this agreement or any transaction or services contemplated hereby, under any of the federal securities laws or under any other statute, common law or otherwise. The Company agrees to reimburse Colman-Furlong for any legal or other expenses (including the cost of any investigation and preparation) incurred by Colman-Furlong arising out of or in connection with any action or claim whether or not resulting in any liability. Notwithstanding the foregoing, the Company shall not be liable to the extent that any loss, claim damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted from the willful wrongdoing of Colman-Furlong for its own pecuniary benefit. Promptly after receipt by Colman-Furlong of notice of the


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commencement of any action in respect of which indemnity may be sought against the Company, Colman-Furlong will notify the Company in writing. The Company shall be entitled to participate at its own expense in the defense of any such action and, if the Company so elects within a reasonable time after receipt of such notice, shall assumed the defense of any such action, such defense to be conducted by counsel chosen by the Company and reasonably acceptable to Colman-Furlong. If the defendants in any such action include both the Company and Colman-Furlong, and Colman-Furlong has been advised in writing by its counsel that it is undesirable for the same counsel to represent both the Company and Colman-Furlong, Colman-Furlong shall have the right to employ its own counsel in such action, which counsel shall be reasonably acceptable to the Company, and, in such event, the fees and expenses of such counsel shall be borne by the Company. The Company shall not without the prior written consent of Colman-Furlong settle any pending or threatened proceeding in respect of which Colman-Furlong is or could have been a party and indemnity could have been sought hereunder, unless such settlement includes an unconditional release of Colman-Furlong from all liability arising out of such proceeding. Except as provided in the preceding sentence, the Company shall have the sole control over the defense or settlement of any action or proceeding which is subject to this indemnification and Colman-Furlong agrees to cooperate with the Company in connection therewith.

     8. MISCELLANEOUS.

        (a) NOTICES. All notices, requests and other communications (collectively, "Notices") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service or by United States first class, registered or certified mail (return receipt requested), postage prepaid, addressed to the party at the address set forth below:

                      If to Company:

                      New Image Industries, Inc.
                      21218 Vanowen Street
                      Canoga Park, California 91303

                      Attn: Board of Directors

                      If to Colman-Furlong:

                      Robert S. Colman
                      Colman Furlong & Co.,
                      Three Embarcadero Center,
                      Suite 2260,
                      San Francisco, CA 94111

Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given three

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

days from date of deposit in the United States mails, unless sooner received. Either party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this section.

        (b) ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein. No representations, oral or otherwise, express or implied, other than those contained in this Agreement have been relied upon by any party to this Agreement.

        (c) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

        (d) CAPTIONS. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

        (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        (f) SUCCESSORS AND ASSIGNS. This Agreement and all obligations and benefits of Colman-Furlong and the Company hereunder shall bind and inure to the benefit of Colman-Furlong and the Company, their respective affiliates, and their respective successors and assigns. Conversely, no assignment of this Agreement, of any of the rights and/or duties hereunder by any party hereto shall be valid without the prior written consent of the other party.

        (g) AMENDMENTS AND WAIVERS. No amendment or waiver of any term or provision of this Agreement shall be effective unless made in writing. Any written amendment or waiver shall be effective only in the instance given and then only with respect to the specific term or provision (or portion thereof) of this Agreement to which it expressly relates, and shall not be deemed or construed to constitute a waiver of any other term or provision (or portion thereof) waived in any other instance.


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     In witness whereof, the parties have executed this Agreement as of the date first set forth above.


Company:                            Colman Furlong & Co.
New Image Industries, Inc.



By: /s/ Roger Leddington             /s/  Robert S. Colman
    --------------------------       ----------------------------
    Roger Leddington                 Robert S. Colman
    President                        Its:      G.P.
                                          -----------------------


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